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                                                                   Exhibit 10.20


                               DEED OF ASSIGNMENT


THIS DEED made this 4th day of August, 1999



BETWEEN TELXON CORPORATION a Corporation of the State of Ohio of 3330 West Market Street, Akron, Ohio 44334-0582, United States of America (the Assignor)


AND AIRONET WIRELESS COMMUNICATIONS, INC. a Corporation of the State of Ohio, of 3875 Embassy Parkway, Akron, Ohio 44334-0292, United States of America (the Assignee)

RECITALS:


A. The Assignor is the applicant for Australian Letters Patent under patent application No. 34854-97 (the application) in respect of an invention entitled CELLULAR SYSTEM HAND-OFF PROTOCOL (the Invention).

B. The Assignor has agreed to assign to the Assignee and the Assignee desires to take assignment of all rights, title and interest of the Assignor in and to the Invention, the application and any patent granted pursuant thereto.



PURSUANT TO THE FOREGOING and in consideration of the sum of ten dollars ($10.00) and for other valuable consideration paid to the Assignor by or on behalf of the Assignee the receipt and sufficiency of which are hereby acknowledged, the Assignor assigns to the Assignee the whole right, title and interest in and to the Invention, the application and any patent granted pursuant thereto.

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EXECUTED as a Deed.

Signed on behalf of
TELXON CORPORATION


By: /s/ Glenn S. Hansen                       /s/ Suzanne M. Testerman
    -------------------------------           ---------------------------------
                                              Witness

Name:    Glenn S. Hansen

Title:   Vice President, Legal Administration



Signed on behalf of
AIRONET WIRELESS COMMUNICATIONS, INC.



By: /s/ Roger J. Murphy                       /s/ Candy L. Mackey
    -------------------------------           ----------------------------------
                                              Witness:

Name:    Roger J. Murphy

Title:   President and CEO